Exhibit 99.1

  Blue Coat Systems Reports First Quarter Fiscal Year 2004 Financial Results



               Secure Proxy Appliances Continue to Drive Growth



    SUNNYVALE, Calif., Aug. 21 /PRNewswire-FirstCall/ -- Blue Coat(TM)

Systems, Inc. (Nasdaq: BCSI) today announced financial results for the first quarter of fiscal year 2004 ended July 31, 2003.  Revenue for the first quarter was $12.4 million, compared with revenue of $11.0 million in the same quarter last year and $11.8 million in the prior quarter.

    On a GAAP basis, the Company reported a net loss of $1.1 million, or

$0.12 per share, compared with a net loss of $6.0 million, or $0.69 per share,

in the first quarter of fiscal 2003, and a net loss of $1.2 million, or

$0.14 per share, in the previous quarter.

    The Company ended the first quarter of fiscal 2004 with $27.4 million in cash, cash equivalents and short-term and restricted investments, an increase of approximately $2.1 million during the quarter.  The increase in cash, cash equivalents and short-term and restricted investments resulted from significant collections of customer receivables.  The Company's accounts receivable balance at July 31, 2003 decreased significantly when compared to the balance at the end of the prior quarter.

    For the quarter, Web security products provided $8.8 million in revenue,

legacy products provided $0.4 million in revenue, and service provided

$3.2 million in revenue.  Blue Coat's Web security business drove the

Company's revenue growth in the quarter, representing 95% of the company's total product revenue.  Blue Coat maintained its strong channel focus with 86%

of revenue coming from indirect sources.

    "We are pleased with our continued progress," said Brian NeSmith,

president and CEO of Blue Coat Systems.  "Blue Coat is gaining the endorsement of more organizations that recognize the secure proxy appliance as a critical element to controlling user communications over the Web."



    Operating Highlights

    Blue Coat proudly announced this quarter that its secure proxy appliance achieved #1 market share.  Leading market research firm IDC recognized Blue

Coat as the overall appliance leader in the secure content management market with 33 percent share, more than triple that of its nearest competitor.

    Also during the quarter, Blue Coat achieved the distinguished ICSA Labs(R)

certification.  ICSA Labs Certification provides assurance to the user community that the Blue Coat product meets industry-accepted standards worldwide.  The certification process examines the security posture of the appliance by assessing compliance with ICSA Labs Certification criteria, and only products that meet the criteria after undergoing rigorous testing by security experts at ICSA Labs can earn the distinction.

    Additionally, Blue Coat has entered into the testing process for NIAP

(National Information Assurance Partnership) Common Criteria evaluation.  NIAP is a U.S. Government initiative designed to meet the security testing,

evaluation, and assessment needs of both information technology (IT) producers and consumers.  The Common Criteria certification is a way for government buyers to be comfortable that they are buying secure, validated products.

NIAP is a collaboration between the National Institute of Standards and

Technology (NIST) and the National Security Agency (NSA).

    Blue Coat also saw a number of customer successes during the quarter,

including the U.S. Air Force, which deployed Blue Coat secure proxy appliances across its 106 Air Force bases worldwide.  Additionally, Blue Coat saw leading public libraries leverage the Blue Coat platform to comply with the Children's

Internet Protection Act (CIPA).  The Westerville Public Library and

Mississippi Library Commission are among an extensive list of public libraries and library systems that have standardized on the Blue Coat appliance for filtering inappropriate Web content.



    Conference Call

    The company will host a conference call today at 2:00 p.m. PT (5:00 p.m.

ET) to discuss the quarterly results.  Participants should call 800-310-6649

(toll-free) or 719-457-2693 (toll call), pass code: 189704.  A playback of the call will be available until August 26, 2003 at midnight PT, and can be accessed by calling 888-203-1112 (toll-free) or 719-457-0820 (toll call), pass code: 189704.  An audio Webcast of the call will also be available at

http://www.bluecoat.com/aboutus/investor_relations .



    About Blue Coat Systems

    Blue Coat Systems provides secure proxy appliances that control user communications over the Web.  Blue Coat appliances integrate proxy functionality with security services such as content filtering, IM control,

Web virus scanning and P2P control -- without impacting network performance.

With more than 3,000 customers and over 14,000 appliances shipped worldwide,

Blue Coat is trusted by many of the world's most influential organizations to ensure a safe and productive Web environment.  Blue Coat is headquartered in

Sunnyvale, California, and can be reached at (408) 220-2200 or

www.bluecoat.com .



    FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat Systems' expectations, beliefs, intentions or strategies regarding the future.  All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements.  Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected.  These and other risks relating to Blue Coat Systems'

business are set forth in Blue Coat Systems' most recently filed Form 10-K for the year ended April 30, 2003, and other reports filed from time to time with the Securities and Exchange Commission.



    Note:  All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.





                             BLUE COAT SYSTEMS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (in thousands)



                                                  July 31,           April 30,

                                                    2003               2003

                                                (Unaudited)

    ASSETS

    Current assets:

       Cash and cash equivalents                  $22,889            $12,784

       Short-term investments                       2,519             10,538

       Accounts receivable, net                     5,895              8,080

       Inventories                                  1,541              1,594

       Prepaid expenses and other current assets      779                922

    Total current assets                           33,623             33,918



    Property and equipment, net                     2,598              3,024

    Restricted investments                          1,991              1,991

    Other assets                                    1,046              1,059

    Total assets                                  $39,258            $39,992



    LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:

       Accounts payable                            $1,156               $616

       Accrued payroll and related benefits         2,239              1,905

       Deferred revenue                             8,593              8,711

       Other accrued liabilities                    5,104              5,767

    Total current liabilities                      17,092             16,999



    Accrued restructuring                           4,579              5,116

    Deferred revenue                                1,569              1,100

    Total liabilities                              23,240             23,215



    Commitments



    Stockholders' equity:

       Common stock                                     1                  1

       Additional paid-in capital                 883,333            883,352

       Treasury stock                                (903)              (903)

       Notes receivable from stockholders             (31)               (28)

       Deferred stock compensation                   (278)              (607)

       Accumulated deficit                       (866,107)          (865,051)

       Accumulated other comprehensive income           3                 13

    Total stockholders' equity                     16,018             16,777

    Total liabilities and stockholders' equity    $39,258            $39,992





                             BLUE COAT SYSTEMS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

               (Unaudited; in thousands, except per share amounts)



                                                       Three Months Ended

                                                            July 31,

                                                    2003               2002

    Net sales:

      Products                                     $9,205             $8,949

      Services                                      3,205              2,086

    Total net sales                                12,410             11,035

    Cost of goods sold                              4,142              4,585

    Gross profit                                    8,268              6,450



    Operating expenses:

      Research and development                      2,313              3,545

      Sales and marketing                           5,714              6,491

      General and administrative                    1,023              1,411

      Stock compensation                              285              1,126

    Total operating expenses                        9,335             12,573



    Operating loss                                 (1,067)            (6,123)

    Interest income                                    85                149

    Other income (expense)                            (29)                42



    Net loss before income taxes                   (1,011)            (5,932)

    Provision for income taxes                        (45)               (31)

    Net loss                                      $(1,056)           $(5,963)



    Basic and diluted net loss per common share    $(0.12)            $(0.69)

    Shares used in computing basic and diluted

     net loss per common share                      8,918              8,688





                             BLUE COAT SYSTEMS, INC.



                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (Unaudited, in thousands)



                                                       Three Months Ended

                                                            July 31,

                                                    2003               2002

    Operating Activities

    Net loss                                      $(1,056)           $(5,963)

    Adjustments to reconcile net loss to net

     cash used in operating activities:

      Depreciation and amortization                   635                748

      Gain on disposition of capital assets           (29)               ---

      Stock compensation                              285              1,126

      Interest on notes receivable from

       stockholders                                    (3)                (6)

      Changes in operating assets and liabilities:

        Accounts receivable                         2,185             (1,000)

        Inventories                                    52                (51)

        Prepaid expenses and other current assets     143                442

        Other assets                                   13                (18)

        Deferred revenue                              352                284

        Accounts payable                              545               (382)

        Accrued liabilities                          (866)            (2,742)

    Net cash provided (used) in operating

     activities                                     2,256             (7,562)



    Investing Activities

    Purchases of property and equipment              (185)              (480)

    Sales of investment securities, net             8,009             11,067

    Net cash provided by investing activities       7,824             10,587



    Financing Activities

    Net proceeds from issuance of common stock         25                  6

    Repayment of notes receivable                     ---                 24

    Repurchase of common stock from employees         ---                 (6)

    Net cash provided by financing activities          25                 24



    Net increase in cash and cash equivalents      10,105              3,049

    Cash and cash equivalents at beginning

     of period                                     12,784             12,480



    Cash and cash equivalents at end of period    $22,889            $15,529



     Investor Contact:

     Robert Verheecke

     Blue Coat Systems, Inc.

     (408) 220-2318

     robert.verheecke@bluecoat.com



     Press Contact:

     Tony Thompson

     Blue Coat Systems, Inc.

     (408) 220-2305

     tony.thompson@bluecoat.com



SOURCE  Blue Coat Systems, Inc.

    -0-                             08/21/2003

    /CONTACT:  investors, Robert Verheecke, +1-408-220-2318, or

robert.verheecke@bluecoat.com , or press, Tony Thompson, +1-408-220-2305, or

tony.thompson@bluecoat.com , both of Blue Coat Systems, Inc./

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    /Web site:  http://www.bluecoat.com

                http://www.bluecoat.com/aboutus/investor_relations /

    (BCSI)



CO:  Blue Coat Systems, Inc.

ST:  California

IN:  CPR MLM

SU:  ERN ECO MAV